UNITED STATES	OMB APPROVAL
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Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2008 (January 23, 2008)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 24, 2008, the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (“Allos” or the “Company”) appointed Bruce K. Bennett, Jr., age 56, to serve as the Company’s Vice President, Manufacturing. Mr. Bennett has over 25 years of manufacturing experience in the pharmaceutical, medical device and biotechnology industries.  Since 2006, Mr. Bennett has served as an independent consultant focused on the development of business operations and technical and supply chain solutions for biotechnology and pharmaceutical companies.  From 2002 to 2006, Mr. Bennett served as Vice President, Manufacturing at La Jolla Pharmaceuticals, where he led a 50 member team in manufacturing, materials management, vendor and commercial development, quality control, validation, engineering, facilities, and environmental health and safety.  Prior to La Jolla, Mr. Bennett served as Vice President, Operations at Provasis Therapeutics from 2000 to 2002, and as Vice President, Operations, RA/QA/QC and Commercial Development at Via Medical Corporation from 1997 to 2000.  From 1987 to 1997, Mr. Bennett served as a senior operations executive for various pharmaceutical, biotechnology and other companies.  Mr. Bennett earned his MBA from Pepperdine University and his B.S. in Industrial Technology from California State University, Long Beach.

Mr. Bennett and the Company are parties to a letter agreement entered into effective January 22, 2008 (the “Offer Letter”), a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  The following description of the Offer Letter is qualified in its entirety by reference to the Offer Letter.

Pursuant to the Offer Letter, Mr. Bennett earns an annual base salary of $230,000, which amount may be increased annually at the discretion of our Compensation Committee.  Mr. Bennett is also eligible for an annual discretionary bonus, based 60% on the achievement of corporate goals and 40% on the achievement of individual goals, with a target bonus equal to 25% of his annual base salary.

In addition, pursuant to the Offer Letter, on January 23, 2008, the Company granted Mr. Bennett options to purchase 100,000 shares of common stock under the Company’s 2000 Stock Incentive Compensation Plan (the “Plan”).  Mr. Bennett’s options have an exercise price of $7.20, which equals the closing sale price of a share of the Company’s common stock on the date of grant (as reported by the Nasdaq Global Market), and are non-qualified options for tax purposes.  The options have a ten year term, and vest over a four-year period, with 25% of such options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years, subject to Mr. Bennett’s continued employment with the Company through such vesting dates.  The stock option letter agreement relating to Mr. Bennett’s options conforms to the Company’s standard form of nonqualified stock option letter agreement under the Plan (a copy of which is included as Exhibit 10.10.2 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference).

The Offer Letter provides that, upon the Company’s request, Mr. Bennett will relocate his residence within a reasonable distance of the Company’s corporate headquarters and the Company will reimburse Mr. Bennett up to a maximum of $125,000 for (i) customary closing costs related to the sale of his current residence and the purchase of a new residence within a reasonable distance of the Company’s corporate headquarters, (ii) customary moving expenses, and (iii) customary and reasonable commuting and temporary living expenses for up to six months following the date of the Company’s relocation request.  In addition, the Company will reimburse Mr. Bennett for any taxes incurred in connection with his receipt of the foregoing relocation benefits (the “First Iteration Tax Payment”); provided that the Company will not “gross-up” or otherwise pay Mr. Bennett’s tax on the First Iteration Tax Payment.

The Offer Letter also provides that Mr. Bennett’s employment is at-will and may be terminated by Mr. Bennett or the Company at any time.

In connection with Mr. Bennett’s commencement of employment, Mr. Bennett and the Company also entered into our standard form of Confidentiality and Inventions Assignment Agreement (the “Confidentiality Agreement”). The Confidentiality Agreement imposes on Mr. Bennett certain confidentiality, non-compete and non-solicitation obligations.

In connection with Mr. Bennett’s appointment, Mr. Bennett and the Company also entered into our standard form of indemnity agreement for officers and directors.  In general, the indemnity agreement provides that the Company will indemnify Mr. Bennett to the fullest extent authorized or permitted by the Company’s bylaws and the Delaware General Corporation Law (the “DGCL”), and shall indemnify Mr. Bennett against all expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Mr. Bennett is obligated to pay because of claims made against him in connection with a threatened, pending or completed action by reason of the fact that Mr. Bennett is or was a director, officer, employee or agent of the Company.  In addition, the indemnity agreement provides for the advancement of expenses incurred by Mr. Bennett in connection with any proceeding covered by the agreement as permitted by applicable law, provided that Mr. Bennett shall repay such amounts if it is determined that he is not entitled to indemnification under the agreement, the Company’s bylaws, the DGCL or otherwise.  Mr. Bennett’s indemnity agreement conforms to the Company’s standard form of indemnity agreement for directors and officers (a copy of which is included as Exhibit 10.01 to our Current Report on Form 8-K filed on June 25, 2007 and incorporated herein by reference).

Item 8.01.                  Other Events.

On January 28, 2008, we issued a press release announcing the appointment of Mr. Bennett as Vice President, Manufacturing.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 28, 2008, entitled “Allos Therapeutics Appoints Bruce K. Bennett as Vice President, Manufacturing.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 29, 2008

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 28, 2008, entitled “Allos Therapeutics Appoints Bruce K. Bennett as Vice President, Manufacturing.”